Exhibit (a)(1)(F)
Forms of Reminder E-mails – Dates may change if expiration date of offer is extended
May 22, 2008 — One Week After Offer Commences
          We have just completed week one of the Limelight Networks, Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Standard Time, on June 16, 2008 unless we extend the offer.
          If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Standard Time, on June 16, 2008 by the Company’s Human Resources representative, Kate Garcia, at:
Limelight Networks, Inc.
2220 W. 14th Street
Tempe, Arizona 85281
Fax: 602-850-5242
E-mail: kgarcia@llnw.com
          Only responses that are complete, signed and actually received by Ms. Garcia by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Ms. Garcia.
          This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Jeff Lunsford, dated May 15, 2008; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

June 9, 2008 — Final Week
          We are entering the final week of the Limelight Networks, Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). After today, there are seven (7) calendar days left to make your election. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Standard Time, on June 16, 2008 unless we extend the offer.
          If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Standard Time, on June 16, 2008 by the Company’s Human Resources representative, Kate Garcia, at:
Limelight Networks, Inc.
2220 W. 14th Street
Tempe, Arizona 85281
Fax: 602-850-5242
E-mail: kgarcia@llnw.com
          Only responses that are complete, signed and actually received by Ms. Garcia by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Ms. Garcia.
          This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Jeff Lunsford, dated May 15, 2008; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

June 16, 2008 — Last Day (Offer Expiration Date)
          Today is the last day to elect to exchange your eligible options as part of the Limelight Networks, Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Standard Time, today, June 16, 2008.
          If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Standard Time, on June 16, 2008 by the Company’s Human Resources representative, Kate Garcia, at:
Limelight Networks, Inc.
2220 W. 14th Street
Tempe, Arizona 85281
Fax: 602-850-5242
E-mail: kgarcia@llnw.com
          Only responses that are complete, signed and actually received by Ms. Garcia by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Ms. Garcia.
          This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Jeff Lunsford, dated May 15, 2008; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.